Document Security Systems, Inc. Reports Third Quarter

2017 Financial Results

ROCHESTER, NY — November 14, 2017 — Document Security Systems, Inc. (NYSE American: DSS), (“DSS”), a leader in anti-counterfeit, authentication, and diversion protection technologies whose products and solutions are used by governments, corporations and financial institutions to defeat fraud and to help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites, today announced its financial results for the third quarter ended September 30, 2017.

“Sales for the third quarter of 2017 were impacted by the timing of some projects that slipped into the fourth quarter, especially for our printed products group. Our technology sales continued to expand, including significant growth in our AuthentiGuard product. When compared to our third quarter of 2016, overall technology sales are only down due to a one-time $150,000 settlement license we received in last year’s third quarter.” stated Jeff Ronaldi, CEO of DSS. “I am pleased to see that we were able to continue our string of profitable Adjusted EBITDA quarters despite the softness in sales. This reflects the core strength of our business and the impact of our continued investment in our technology-based business opportunities. Thus far in 2017, Adjusted EBITDA profit is up 104% to over $800,000 and I expect that we will finish the year with another strong fourth quarter, especially in our printed products divisions.” added Ronaldi.

Third Quarter 2017 Financial Highlights

●	Revenue for the third quarter of 2017 was $4.2 million, down 16% from the same quarter in 2016. During the third quarter of 2017, the Company’s technology sales, services and licensing revenue decreased by 19%, while printed products revenue decreased 15%, as compared to the third quarter of 2016. Absent the $150,000 one-time license settlement recorded in the third quarter of 2016, technology sales for the third quarter of 2017 would have reflected a 13% increase, primarily based on an increase in AuthentiGuard product sales. Overall, year-to-date revenue for 2017 is down by 4% as compared to the same period in 2016.

●	Costs and expenses for the third quarter of 2017 decreased 11%, driven by a 16% decrease in direct product costs and decreases in most other expense categories except for sales and marketing related expenses, which increased 48%, and reflects the investment in the growth of our AuthentiGuard anti-counterfeiting and authentication technology sales. For the nine months ended September 30, 2017, total costs and expenses were approximately $13,257,000, a decrease of 6% from $14,128,000 for the nine months ended September 30, 2016.

●	Net loss during the third quarter of 2017 was approximately $277,000 ($0.02 per share), compared to a net loss of $27,000 ($0.00 per share) during the third quarter of 2016. The net loss increase was driven by the decrease in sales, and the impact of a one-time license settlement recorded in the third quarter of 2016. Net loss during the nine months ended September 30, 2017 was approximately $726,000 ($0.05 per share), a 25% decrease compared to a net loss of $969,000 ($0.07 per share) during the first nine months of 2016.

●	Adjusted EBITDA[1] for the third quarter of 2017 was approximately $191,000 as compared to $397,000 for the third quarter of 2016, which represents a 52% decrease. The decrease was driven by the decrease in sales, and the impact of a one-time license settlement recorded in the third quarter of 2016. For the nine months ended, September 30, 2017, Adjusted EBITDA was approximately $817,000 as compared to approximately $400,000 during the first nine months of 2016, an improvement of 104%.

A full analysis of results for the quarter ended September 30, 2017 is available in the Company’s Form 10-Q, which is available on the Company’s website at www.dsssecure.com or through the Securities and Exchange Commission’s Edgar database at www.sec.gov.

ABOUT DOCUMENT SECURITY SYSTEMS, INC.

For over 15 years, Document Security Systems, Inc. (“DSS”) has protected corporations, financial institutions, and governments from sophisticated and costly fraud. DSS’ innovative anti-counterfeit, authentication, and brand protection solutions are deployed to prevent attacks which threaten products, digital presence, financial instruments, and identification. AuthentiGuard®, the Company’s flagship product, provides authentication capability through a smartphone application so businesses can empower a wide range of employees, supply chain personnel, and consumers to track their brands and verify authenticity.

The Company’s wholly-owned subsidiary, DSS Plastics Group (DSSPG), acquired by DSS in 2006, has been manufacturing advanced plastic cards and related products for businesses worldwide for over 40 years. Utilizing DSS core anti-fraud technologies, DSSPG’s expertise includes security printing, plastic card manufacturing, Enhanced Tribal Cards, RFID products, SwiftColor InkJet Plastic Cards, Secure Card Designs and Polycarbonate card production. DSSPG’s vast experience and knowledge has made them a leader in the plastic card industry, and has resulted in an impressive client list consisting of numerous governmental agencies, social media giants, global technology firms, and U.S. professional sports organizations and events.

For more information on DSS and its Plastics Group subsidiary, visit our websites at http://www.dsssecure.com and http://www.dssplasticsgroup.com.

Keep up-to-date on DSS events and developments; join our online communities at Facebook, Twitter and LinkedIn.

For more information:

Investor Relations

Document Security Systems

(585) 232-5440

Email: ir@documentsecurity.com

FORWARD-LOOKING STATEMENTS

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, our ability to continue the growth in sales of AuthentiGuard and manage our expenses, as well as those risks disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 28, 2017. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	% change	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016	% change
Revenue
Printed products	$3,767,000	$4,449,000	-15%	$11,553,000	$12,148,000	-5%
Technology sales, services and licensing	432,000	531,000	-19%	1,276,000	1,243,000	3%

Total revenue	$4,199,000	$4,980,000	-16%	$12,829,000	$13,391,000	-4%

Costs and expenses
Costs of goods sold, exclusive of depreciation and amortization	$2,401,000	$2,875,000	-16%	$7,380,000	$7,816,000	-6%
Sales, general and administrative compensation	920,000	1,081,000	-15%	2,761,000	3,082,000	-10%
Depreciation and amortization	352,000	349,000	1%	1,042,000	1,049,000	-1%
Professional fees	198,000	162,000	22%	556,000	704,000	-21%
Stock based compensation	12,000	2,000	500%	203,000	88,000	131%
Sales and marketing	117,000	79,000	48%	292,000	245,000	19%
Rent and utilities	167,000	164,000	2%	462,000	449,000	3%
Other operating expenses	205,000	222,000	-8%	561,000	695,000	-19%

Total costs and expenses	$4,372,000	$4,934,000	-11%	$13,257,000	$14,128,000	-6%

Operating income (loss)	(173,000)	46,000	-476%	(428,000)	(737,000)	-42%

Other expenses
Interest expense	$(58,000)	$(68,000)	-15%	$(171,000)	$(218,000)	-22%
Amortized debt discount	(41,000)	-	100%	(113,000)	-	100%

Other expense	$(99,000)	$(68,000)	46%	$(284,000)	$(218,000)	30%

Loss before income taxes	(272,000)	(22,000)	1136%	(711,000)	(955,000)	-26%

Income tax expense	5,000	5,000	0%	14,000	14,000	0%

Net loss	$(277,000)	$(27,000)	926%	$(726,000)	$(969,000)	-25%

Loss per common share:
Basic and diluted	$(0.02)	$(0.00)	100%	$(0.05)	$(0.07)	-29%

Shares used in computing loss per common share:
Basic and diluted	14,087,849	12,977,903	9%	13,793,946	12,975,053	6%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

Current assets:
Cash	$4,223,005	$5,871,738
Restricted cash	336,172	177,609
Accounts receivable, net of $50,000 allowance for uncollectible accounts	1,799,005	1,890,981
Inventory	1,913,111	1,206,377
Prepaid expenses and other current assets	308,223	350,289

Total current assets	8,579,516	9,496,994

Property, plant and equipment, net	4,484,284	4,573,841
Investment	484,930	-
Other assets	45,821	45,821
Goodwill	2,453,597	2,453,349
Other intangible assets, net	1,387,039	1,896,018

Total assets	$17,435,187	$18,466,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,706,607	$2,212,653
Accrued expenses and deferred revenue	1,012,719	1,290,593
Other current liabilities	2,957,033	2,996,310
Short-term debt	3,611,560	-
Current portion of long-term debt, net	752,180	1,202,335

Total current liabilities	10,040,099	7,701,891

Long-term debt, net	1,607,752	5,249,569
Other long-term liabilities	1,624,500	2,184,843
Deferred tax liability, net	59,830	45,619

Commitments and contingencies

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 15,939,327 shares issued and outstanding (13,502,653 on December 31, 2016)	318,787	270,053
Additional paid-in capital	106,123,997	104,338,002
Subscriptions receivable from related party	(300,000)	-
Accumulated other comprehensive loss	(35,551)	(45,343)
Accumulated deficit	(102,004,227)	(101,278,611)
Total stockholders’ equity	4,103,006	3,284,101

Total liabilities and stockholders’ equity	$17,435,187	$18,466,023

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30:

(Unaudited)

	2017	2016

Cash flows from operating activities:
Net loss	$(725,617)	$(968,585)
Adjustments to reconcile net loss to net cash from (used by) operating activities:
Depreciation and amortization	1,041,789	1,049,387
Stock based compensation	203,111	87,738
Paid in-kind interest	54,000	58,000
Change in deferred tax provision	14,211	14,211
Amortization of deferred financing costs	113,286	15,863
Decrease (increase) in assets:
Accounts receivable	91,976	19,501
Inventory	(706,735)	(250,529)
Prepaid expenses and other current assets	70,838	(24,683)
Restricted cash	(158,563)	105,316
Increase (decrease) in liabilities:
Accounts payable	(506,749)	169,394
Accrued expenses and other liabilities	(867,702)	108,138
Net cash (used) provided by operating activities	(1,376,155)	383,751

Cash flows from investing activities:
Purchase of property, plant and equipment	(438,350)	(192,614)
Proceeds from sale of intangibles	-	495,000
Purchase of intangible assets	(4,903)	(72,953)
Net cash (used) provided by investing activities	(443,253)	229,433

Cash flows from financing activities:
Payments of long-term debt	(612,419)	(1,229,902)
Issuances of common stock, net of issuance costs	783,094	(92)
Net cash provided (used) by financing activities	170,675	(1,229,994)

Net decrease in cash	(1,648,733)	(616,810)
Cash at beginning of period	5,871,738	1,440,256

Cash at end of period	$4,223,005	$823,446

1 ADJUSTED EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. The Company calculates Adjusted EBITDA by adding back to net income (loss): interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing the Company’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as goodwill impairments, each of which impact the Company’s profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

Non-GAAP Financial Performance Measure

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% change	2017	2016	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss:	$(277,000)	$(27,000)	926%	$(726,000)	$(969,000)	-25%
Add backs:
Depreciation & amortization	352,000	349,000	1%	1,042,000	1,049,000	-1%
Stock based compensation	12,000	2,000	500%	203,000	88,000	131%
Interest expense	58,000	68,000	-15%	171,000	218,000	-22%
Amortization of note discount	41,000	-	100%	113,000	-	100%
Income Taxes	5,000	5,000	0%	14,000	14,000	0%

Adjusted EBITDA	191,000	397,000	-52%	817,000	400,000	104%

Adjusted EBITDA, by group (unaudited)

Printed Products	$585,000	$770,000	-24%	$1,845,000	$2,039,000	-10%
Technology Management	(192,000)	(8,000)	2300%	(327,000)	(675,000)	-52%
Corporate	(202,000)	(365,000)	-45%	(701,000)	(964,000)	-27%

	191,000	397,000	-52%	817,000	400,000	104%